                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                AlliedSignal Inc.
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

[LOGO]

                                                       AlliedSignal Inc.
                                                       P.O. Box 3000
                                                       Morristown, NJ 07962-2496

LARRY BOSSIDY
Chairman and
Chief Executive Officer

                                                       March 10, 1995

Dear Shareowner:

It is my pleasure to invite you to attend AlliedSignal's 1995 Annual Meeting of Shareowners. The meeting will be held on Monday, April 24, 1995 at 10:00 a.m. local time at the Company's headquarters, 101 Columbia Road, Morris Township, New Jersey. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

During the meeting, I will report to you on the Company's progress in achieving both sales and earnings growth in 1994 and on how we plan to reach new goals in 1995. We welcome this opportunity to have a dialogue with our shareowners and look forward to your comments and questions.

If you are a shareowner of record who plans to attend the meeting, please mark the appropriate box on your proxy card. If your shares are held by a broker, bank or other intermediary and you plan to attend, please send written notification to the Company's Shareholder Relations Department, P.O. Box 50000, Morristown, New Jersey 07962, and enclose evidence of your ownership (such as a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible. This will not prevent you from voting your shares in person if you are present.

A map and directions to the Company's headquarters appear at the end of the Proxy Statement. I look forward to seeing you on April 24.

                                            Sincerely,

                                            LARRY BOSSIDY

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of Shareowners of AlliedSignal Inc. (the 'Company') will be held on Monday, April 24, 1995 at 10:00 a.m. local time at the headquarters of the Company, 101 Columbia Road, Morris Township, New Jersey, to consider and take action upon the following matters described in the accompanying Proxy
Statement:

     (1) Election of four directors;

     (2) Appointment of Price Waterhouse LLP as independent accountants for 1995;

     (3) A  shareowner proposal regarding the  election of directors by classes;
         and

     (4) The transaction of such other business as may properly come before the meeting.

     The Board of Directors has determined that owners of record of the Company's Common Stock at the close of business on March 1, 1995, are entitled to notice of and to vote at the meeting.

                                     By Order of the Board of Directors

                                         PETER M. KREINDLER
                                         Senior Vice President,
                                           General Counsel and Secretary

AlliedSignal Inc.
101 Columbia Road
Morris Township, NJ 07962
March 10, 1995

                             YOUR VOTE IS IMPORTANT
           To vote your shares, please indicate your choices, sign and date the proxy card, and return it in the enclosed postage-paid envelope. You may vote in person at the meeting even though you send in your proxy.

Table of Contents                                                                                     Page
- -----------------------------------------------------------------------------------------------------------
General Information................................................................................       1
1 -- Election of Directors.........................................................................       2
     The Board of Directors and Committees of the Board............................................       7
     Compensation of Directors.....................................................................       8
Voting Securities..................................................................................      10
Executive Compensation.............................................................................      11
2 -- Appointment of Independent Accountants........................................................      20
3 -- Shareowner Proposal Regarding the Election of Directors by Classes............................      21
Additional Information.............................................................................      22
Directions to Company Headquarters.................................................................     A-1

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AlliedSignal Inc. (the 'Company') for use at the Annual Meeting of Shareowners to be held on Monday, April 24, 1995, and at any adjournment thereof. The solicitation of proxies provides all shareowners who are entitled to vote on matters that come before the meeting with an opportunity to do so whether or not they are able to attend the meeting in person. This Proxy Statement and the related proxy card are first being sent to the Company's shareowners on or about March 10, 1995.

     Owners of record of the Company's Common Stock (the 'Common Stock') at the close of business on March 1, 1995, are entitled to notice of and to vote at the Annual Meeting. At February 21, 1995, there were 284,053,606 shares of Common Stock outstanding. The owners of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Shareowners are entitled to one vote for each share held. If a shareowner is a participant in the Company's Dividend Reinvestment and Share Purchase Plan (the 'Dividend Reinvestment Plan'), the proxy card represents shares in the participant's plan account, as well as shares held of record in the participant's name.

     The shares represented by a properly signed and returned proxy card will be voted as specified by the shareowner. If a proxy card is signed and returned but no specification is made, the shares will be voted FOR the election of all nominees for director (Proposal 1) and the appointment of independent accountants (Proposal 2), and AGAINST the shareowner proposal described in this Proxy Statement (Proposal 3). A proxy may be revoked by a shareowner at any time before it is voted by notice in writing delivered to the Secretary, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.

     Abstentions are not counted as votes 'for' or 'against' a proposal, but are counted in determining the number of shares present or represented on a proposal. Therefore, since approval of Proposals 2 and 3 requires the affirmative vote of a majority of the shares of Common Stock present or represented, abstentions have the same effect as a vote 'against' those proposals. New York Stock Exchange rules prohibit brokers from voting on Proposal 3 without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such 'broker non-votes' will not be counted as voted or as present or represented on that proposal.

     It is the policy of the Company that any proxy, ballot or other voting material that identifies the particular vote of a shareowner will, if requested thereon by the shareowner, be kept confidential, except in the event of a contested proxy solicitation or as may be required by law. The Company may be informed whether or not a particular shareowner has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting shareowner. Under the policy, the inspectors of election at any meeting will be independent parties unaffiliated with the Company.

                           1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The Board has nominated four candidates for election as directors for a term ending at the 1998 Annual Meeting. The vote of a plurality of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for election as a director.

     All of the nominees are currently directors who were elected prior to the last Annual Meeting, except Ivan G. Seidenberg, who was elected by the Board in early 1995. William R. Haselton and Delbert C. Staley have reached retirement age and will serve until the Annual Meeting pursuant to the directors' retirement policy. The resulting temporary vacancy may be filled by the Board in accordance with the Company's By-laws.

     Each nominee has consented to being named in the Proxy Statement and to serve if elected. If prior to the Annual Meeting any nominee should become unavailable to serve, the shares represented by a properly signed and returned proxy card will be voted for the election of such other person as may be designated by the Board of Directors, or the Board may determine to leave the vacancy temporarily unfilled. All directors serve subject to the retirement policy described on page 7.

     Certain information regarding each nominee and each director continuing in office after the Annual Meeting is set forth below, including age and principal occupation, a brief account of business experience during at least the last five years, certain other directorships currently held and the year in which the individual was first elected a director of the Company or one of its predecessor companies.

                NOMINEES FOR ELECTION FOR TERM EXPIRING IN 1998

[PHOTO OF RUSSELL E. PALMER]

RUSSELL  E.  PALMER,  Chairman  and  Chief   Executive  Officer  of  The  Palmer   Group
After  serving  seven  years  as  Dean  of  The  Wharton  School  of  the  University of
Pennsylvania, Mr. Palmer  in 1990  established The  Palmer Group,  a private  investment firm.  He previously served as  Managing Director and Chief  Executive Officer of Touche
Ross International and Managing Partner and Chief Executive Officer of Touche Ross & Co.
(USA) (now Deloitte  and Touche). He  is a  director of Bankers  Trust Company,  Bankers
Trust   New  York  Corporation,  Contel  Cellular   Inc.,  Federal  Home  Loan  Mortgage
Corporation, GTE  Corporation, Imasco  Limited, The  May Department  Stores Company  and
Safeguard Scientifics, Inc.

Director since 1987                          Age 60
- ----------------------------------------------------------------------------------------

[PHOTO OF IVAN  G.  SEIDENBERG]

IVAN  G.  SEIDENBERG,  President  and  Chief  Executive  Officer  of  NYNEX  Corporation
Mr. Seidenberg joined  NYNEX Corporation,  a telecommunications company,  in 1983  after holding  various positions with AT&T since 1966.  He served in several senior management positions at NYNEX before becoming  a director and Vice Chairman  of the Board in  1991,
President and Chief Operating Officer in 1994, and President and Chief Executive Officer
in  January 1995. He will become Chairman and  Chief Executive Officer in April. He is a
director of Melville Corporation and Scholastic, Inc.

Director since 1995                          Age 48
- ----------------------------------------------------------------------------------------

[PHOTO OF ANDREW C.  SIGLER]


ANDREW C.  SIGLER,  Chairman  and  Chief Executive  Officer  of  Champion  International
Corporation
Mr.  Sigler began his career  at Champion International Corporation,  a paper and forest products company, in 1956. He was elected President and Chief Executive Officer in  1974 and  Chairman and  Chief Executive Officer  in 1979.  He is a  director of Bristol-Myers
Squibb Company, Chemical Banking Corporation and General Electric Company.

Director since 1994                          Age 63
- ----------------------------------------------------------------------------------------

[PHOTO OF THOMAS P. STAFFORD]

THOMAS P. STAFFORD, Consultant, General Technical Services, Inc.
Lt. Gen. Stafford  joined the  consulting firm of  General Technical  Services, Inc.  in
1984.  He is also  Vice Chairman and co-founder  of Stafford, Burke  and Hecker, Inc., a
Washington-based consulting firm. After serving as  an astronaut for a number of  years, he retired in 1979 from the Air Force as Deputy Chief of Staff for Research, Development
and Acquisition and served as Vice Chairman of Gibraltar Exploration Limited until 1984.
Lt.  Gen. Stafford is also  Chairman of the Board of  Omega Watch Corporation of America
and is a  director of  CMI Corporation,  Fisher Scientific  International Inc.,  Pacific
Scientific  Company,  Seagate Technology  Inc., Tracor,  Inc., Tremont  Corporation, The
Wackenhut Corporation and Wheelabrator Technologies Inc.

Director since 1981                          Age 64
- ----------------------------------------------------------------------------------------

       INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 1996

[PHOTO OF HANS  W.  BECHERER]

HANS  W.  BECHERER,   Chairman  and  Chief   Executive  Officer  of   Deere  &   Company
Mr.  Becherer  began  his business career with Deere & Company, a manufacturer of mobile power machinery  and a  supplier of  financial services,  in 1962.  After serving  in  a variety of managerial and executive positions, he became a director of Deere in 1986 and was elected President and Chief Operating Officer in 1987, President and Chief Executive
Officer  in 1989 and Chairman and  Chief Executive Officer in 1990.  He is a director of
Schering-Plough Corporation.

Director since 1991                          Age 59
- ----------------------------------------------------------------------------------------

[PHOTO OF EUGENE E.  COVERT]


EUGENE E.  COVERT,  T.  Wilson  Professor of  Aeronautics,  Massachusetts  Institute  of
Technology
Dr.  Covert has  been associated with  the Massachusetts Institute  of  Technology since
1952. He became Professor of Aeronautics and Astronautics in 1968, serving as Department
Head from 1985 until mid-1990, and also became the T. Wilson Professor of Aeronautics in
1993. Dr. Covert is a director of Physical Sciences Inc. and Rohr Industries, Inc.

Director since 1987                          Age 69
- ----------------------------------------------------------------------------------------

[PHOTO OF ROBERT P. LUCIANO]


ROBERT P. LUCIANO, Chairman and  Chief Executive Officer of Schering-Plough  Corporation
Mr.   Luciano  joined  Schering-Plough  Corporation,  a  manufacturer  and  marketer  of pharmaceuticals and consumer products, in 1978. He served as President from 1980 to 1986 and became Chief Executive Officer in  1982 and Chairman of the  Board in 1984. He is  a
director of C.R. Bard, Inc. and Merrill Lynch & Co.

Director since 1989                          Age 61
- ----------------------------------------------------------------------------------------

[PHOTO OF JOHN  R.  STAFFORD]


JOHN  R.  STAFFORD, Chairman,  President and  Chief Executive  Officer of  American Home
Products Corporation
Mr. Stafford has held a number of positions with American Home Products, a  manufacturer of  pharmaceutical, health  care, animal health,  agricultural and  food products, since joining that company in 1970. He served as General Counsel, Vice President, Senior  Vice
President  and Executive Vice President before becoming  President in 1981, an office he held until 1990 and which he resumed in early 1994. Mr. Stafford was elected Chairman of the Board and  Chief Executive Officer  in 1986. He  is a director  of Chemical  Banking
Corporation, Metropolitan Life Insurance Company and NYNEX Corporation.

Director since 1993                          Age 57
- ----------------------------------------------------------------------------------------

       INCUMBENT DIRECTORS CONTINUING IN OFFICE FOR TERM EXPIRING IN 1997

[PHOTO OF LAWRENCE  A. BOSSIDY]


LAWRENCE  A. BOSSIDY, Chairman of  the Board and Chief  Executive Officer of the Company
Mr. Bossidy became Chief Executive Officer of  the Company in July 1991 and Chairman  of
the  Board in January 1992. He previously served  in a number of executive and financial positions with  General  Electric  Company, a  diversified  services  and  manufacturing company,  which he joined  in 1957. Mr.  Bossidy was Chief  Operating Officer of General
Electric Credit Corporation (now  General Electric Capital Company)  from 1979 to  1981,
Executive Vice President and Sector Executive of GE's Services and Materials Sector from
1981  to 1984, and Vice Chairman  and Executive Officer of GE  from 1984 until he joined the Company. He is a director of Merck & Co., Inc.

Director since 1991                          Age 60
- ----------------------------------------------------------------------------------------

[PHOTO OF ANN M. FUDGE]


ANN M. FUDGE, Executive Vice President of Kraft Foods, Inc.
Ms. Fudge joined  General Foods  USA in  1986 and  held several  planning and  marketing positions  before being  appointed Executive Vice  President and General  Manager of the
Dinners and Enhancers  Division in 1991.  In 1994,  she was named  President of  General
Foods'  Maxwell House  Coffee Company.  In early 1995,  Ms. Fudge  became Executive Vice
President of Kraft Foods,  Inc. (the successor  to Kraft General  Foods, Inc., of  which
General  Foods USA was  an operating unit),  while continuing to  head the Maxwell House
Coffee Division as General Manager. Kraft  is the multinational food business of  Philip
Morris Companies Inc. Ms. Fudge is a director of Liz Claiborne, Inc.

Director since 1993                          Age 43
- ----------------------------------------------------------------------------------------

[PHOTO OF PAUL X. KELLEY]


PAUL    X.   KELLEY,   Vice    Chairman   for   Corporate    Strategy   of   Cassidy   &
Associates
General Kelley served as Commandant of the  Marine Corps from 1983 until his  retirement in  1987. He assumed his current position  with Cassidy & Associates, a Washington-based government relations firm, in 1989.  General Kelley is a  director of GenCorp Inc.,  PHH
Corporation,  Saul  Centers,  Inc., Sturm,  Ruger  &  Company, Inc.,  UST  Inc.  and The
Wackenhut Corporation.

Director since 1987                          Age 66
- ----------------------------------------------------------------------------------------

[PHOTO OF ROBERT C. WINTERS]


ROBERT C. WINTERS,  Chairman Emeritus  of The  Prudential Insurance  Company of  America
Mr.  Winters joined Prudential, a provider of insurance and financial services, in 1953.
During his career  with Prudential, he  held various managerial  positions prior to  his election  as Executive Vice  President in 1978,  Vice Chairman in  1984 and Chairman and
Chief Executive Officer in 1987. He retired as Chairman and Chief Executive Officer  and became Chairman Emeritus in December 1994.

Director since 1989                          Age 63
- ----------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The business of the Company is managed under the direction of the Board of Directors. There were 10 meetings of the Board in 1994, with individual attendance averaging 92% of the meetings. Mr. Sigler, who became a director in March, attended six out of eight Board meetings and five out of seven meetings of Committees on which he served.

     The Board of Directors' retirement policy establishes 70 as the retirement age for non-employee directors, as well as for any director who is or has been the Company's Chief Executive Officer. A director who reaches retirement age shall serve until the next Annual Meeting. The policy also provides that non-employee directors who discontinue the principal position or identification which prevailed at the time of their election (other than by virtue of a promotion) shall offer to tender their resignations as directors. The Board has discretion to make exceptions to the policy.

     Because of the number of matters requiring Board consideration, and to make the most effective use of individual Board members' capabilities, the Board of Directors has established Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these Committees, their current members and the number of meetings held during 1994 are described below. A non-employee director may also attend a Committee meeting as an alternate member at the request of the Committee Chairman (with the concurrence of the Chairman of the Board).

     The Audit Committee recommends the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; reviews the scope and results of the audit with the independent accountants; reviews with management and the independent accountants the Company's interim and year-end operating results; considers the adequacy of the internal accounting and auditing procedures of the Company; and considers the accountants' independence. The members of the Audit Committee, which met five times in 1994, are Messrs. Palmer (Chairman), Becherer, Haselton and Winters, Ms. Fudge and Gen. Kelley.

     The Corporate Responsibility Committee reviews the policies and programs that are designed to assure the Company's compliance with legal and ethical standards and that affect its role as a responsible corporate citizen, including those relating to human resources issues such as equal employment opportunity, to health, safety and environmental matters, and to proper business practices. The members of the Committee are Gen. Kelley (Chairman), Dr. Covert, Ms. Fudge, Mr. Sigler and Lt. Gen. T. Stafford. It met four times in 1994.

     The Executive Committee possesses the powers of the Board to manage and direct the business and affairs of the Company during the interval between Board meetings, except as provided by Delaware law and except for those matters assigned to the Audit and Management Development and Compensation Committees. The members of the Executive Committee, which did not meet in 1994, are Messrs. Bossidy (Chairman), Staley and Winters.

     The Management Development and Compensation Committee reviews and recommends the compensation arrangements for officers; approves such arrangements for other senior level employees; considers matters related to management development and succession and recommends individuals for election as officers; and reviews or takes such other action as may be required in connection with the bonus, stock and other benefit plans of the Company and its subsidiaries. It met six times in 1994. The Committee members are Messrs. Staley (Chairman), Becherer, Haselton, Luciano and
J. Stafford.

     The Nominating and Board Affairs Committee has as its principal role the consideration and recommendation of individuals for nomination as directors. The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management and shareowners. Shareowners wishing to recommend Board nominees should submit their recommendations in writing to the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962, with the submitting shareowner's name and address and pertinent information about the proposed nominee similar to that set forth in this Proxy Statement for Board nominees, including current principal occupation and employment, principal positions held during the last five years and a list of all companies which the individual serves as a director. (See the heading 'Additional Information -- Other Action at the Meeting' for a summary of the procedure applicable to a shareowner nomination at an annual meeting.) This Committee also reviews and makes recommendations to the Board with respect to the composition of Board Committees and other Board-related matters, including its organization, size, composition and compensation, as well as the responsibilities, functions and talents of the Board and its members. The members of the Nominating and Board Affairs Committee, which met three times in 1994, are Messrs. Luciano (Chairman), Palmer, J. Stafford, Staley and Winters.

     The Retirement Plans Committee appoints the trustees for funds under the employee pension benefit plans of the Company and certain subsidiaries; reviews funding strategies; sets investment policy for fund assets; and oversees and appoints members of other committees investing fund assets. This Committee met three times in 1994. Its members are Messrs. Winters (Chairman), Becherer, Luciano, Palmer and Sigler.

     The Technology Committee has responsibility for corporate-wide technology matters, including research, development and engineering, and advises the Company with respect to its technology program and budget, proposed changes in corporate strategy where technology is a significant component, and new technologies of importance to the Company's existing business areas. The members of this Committee are Lt. Gen. T. Stafford (Chairman), Dr. Covert, Gen. Kelley and Mr. Staley. It met twice in 1994.

COMPENSATION OF DIRECTORS

     Non-employee directors receive an annual Board retainer of $35,000 and a fee of $1,500 for Board meetings attended on any day (10 during 1994). They also receive an annual retainer of $5,400 for each Board Committee served, with Committee Chairmen receiving an additional retainer of $4,000 for the Audit and Management Development and Compensation Committees and $2,000 for all other Board Committees. While no meeting fees are generally paid for attendance at Committee meetings, a non-employee director who attends one or more Committee meetings on any day as an alternate member receives a fee of $1,500. In addition, a $1,000 fee is paid to non-employee directors for attendance at a Committee meeting, or other extraordinary meeting related to Board business, which occurs apart from a Board meeting, and a

$1,000 per day fee is paid for special assignments. Non-employee directors are also provided with $350,000 in business travel accident insurance and are eligible to elect, without contribution by them, $100,000 in term life insurance and medical and dental coverage for themselves and their eligible dependents. All directors are reimbursed for expenses incurred in attending meetings.

     Under the Deferred Compensation Plan for Non-Employee Directors, a non-employee director may elect to defer, until a specified calendar year or retirement from the Board, all or any portion of the director's compensation and to have such compensation credited to a deferred account in cash or shares of Common Stock. Amounts credited accrue amounts equivalent to interest or to dividends. The rate of interest on amounts deferred in cash is the same as that determined by the Management Development and Compensation Committee for amounts deferred during the same year under the Company's Incentive Compensation Plan (10% for 1995). Upon a change in control, all deferred amounts will be considered cash equivalents and a director who has so elected will be entitled to a lump sum payment of such amounts.

     Pursuant to the Retirement Plan for Non-Employee Directors, directors who retire from the Board at age 60 or above with at least five years of service as a non-employee director are eligible for a retirement benefit at an annual rate equal to the annual Board retainer in effect at retirement. A director who retires at age 70 or above is entitled to such benefit for life, while a director retiring between ages 60 and 70 is entitled to such benefit for a number of months equal to the number of months served. In the event of the director's death following retirement, benefits will continue to be paid to any surviving spouse until the total number of payments made to the director and spouse equals the lesser of the number of months served or 120 months. A director (or spouse) who is entitled to a retirement benefit during the two-year period following a change in control will receive a lump sum payment equal to the present value of the benefit, if the director has so elected.

     Under the Stock Plan for Non-Employee Directors, each new non-employee director receives a one-time grant of 1,500 shares of Common Stock, which are subject to transfer restrictions until the director's service terminates with the consent of a majority of the other members of the Board, provided termination occurs at or after age 65. During the restricted period, the director has the right to receive dividends on and the right to vote the shares. At the end of the restricted period, a director is entitled to one-fifth of the shares granted for each year of service. The shares will be forfeited if the director's service terminates (other than for death or disability) prior to the end of the restricted period. The Plan also provides for the grant to each non-employee director continuing in office after an Annual Meeting of an option to purchase 1,000 shares of Common Stock at 100% of the market price on the date of grant. Each option becomes fully vested at the earliest of the director's retirement from the Board at or after age 70, death, disability or April 1 of the third year after the date of grant. Prior thereto, each option becomes exercisable in cumulative installments of 40% of the shares subject to the option on April 1 of the year following the grant date and an additional 30% on April 1 of each of the next two years.

                               VOTING SECURITIES

     As of February 21, 1995, State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts 02101 ('State Street'), held 38,182,096 shares, or approximately 13.4%, of the outstanding Common Stock as trustee of the Company's savings plans. Under the terms of the plans, State Street is required to vote shares attributable to any participant in accordance with instructions received from the participant and to vote all shares for which it shall not have received instructions in the same ratio as the shares with respect to which instructions were received. State Street disclaims beneficial ownership of the shares referred to above. State Street also held 2,842,473 shares, or approximately
1.0%, of the outstanding Common Stock as trustee of various trusts, with sole voting power as to 2,224,265 shares, shared voting power as to 10,295 shares, sole investment power as to 2,213,740 shares, and shared investment power as to 18,820 shares.

     J. P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, has informed the Company that, as of February 21, 1995, it beneficially owned 15,029,065 shares, or approximately 5.3%, of the outstanding Common Stock, with sole voting power as to 8,442,580 shares, shared voting power as to 273,200 shares, sole investment power as to 14,596,065 shares and shared investment power as to 420,800 shares.

     Set forth below is certain information with respect to beneficial ownership of the Common Stock as of February 21, 1995 by each director, certain executive officers and by all directors and executive officers of the Company as a group:

                                                                Number of
                          Name                                 Shares(1)(2)
- ---------------------------------------------------------  -------------------
John W. Barter...........................................        377,735(3)(4)
Hans W. Becherer.........................................          3,400(3)
Lawrence A. Bossidy......................................        985,857(3)(4)
Daniel P. Burnham........................................        440,318(3)
Eugene E. Covert.........................................          4,240(3)
Ann M. Fudge.............................................          3,400(3)
William R. Haselton......................................          6,838(3)(4)
Paul X. Kelley...........................................          5,894(3)(4)
Peter M. Kreindler.......................................        150,873(3)(4)
Robert P. Luciano........................................          4,400(3)
Russell E. Palmer........................................          4,400(3)
Frederic M. Poses........................................        466,220(3)(4)
Ivan G. Seidenberg.......................................          1,500
Andrew C. Sigler.........................................          5,400(3)
John R. Stafford.........................................          4,400(3)
Thomas P. Stafford.......................................          3,400(3)
Delbert C. Staley........................................          8,386(3)
Robert C. Winters........................................         12,012(3)
All directors and executive officers as a group,
  including the above (30 in number).....................      3,830,720(3)(4)

                                                        (footnotes on next page)

- ------------

(1) The total for each individual is less than 0.4%, and the total for the group is less than 1.4%, of the shares of Common Stock outstanding.

(2) Includes shares held individually, jointly with others or in the name of a family member or of a bank, broker or nominee for the individual's account, as well as shares attributable to participants under the Dividend
    Reinvestment   Plan  and  the  AlliedSignal   Savings  Plan.  Also  includes
    restricted shares as to which directors have sole voting power but no investment power prior to the lapse of restrictions.

(3) Includes shares which the following have the right to acquire within 60 days through the exercise of vested stock options: Mr. Barter, 364,336; Mr. Bossidy, 730,000; Mr. Burnham, 401,514; Mr. Kreindler, 145,668; Mr. Poses, 444,636; each indicated non-employee director, 400; and all directors and executive officers as a group, 3,333,192. No voting or investment power exists with respect to such shares prior to acquisition.

(4) Does not include the following amounts credited to deferred share accounts, as to which no voting or investment power exists prior to issuance: Mr. Barter, 32,453; Mr. Bossidy, 6,700; Mr. Haselton, 4,224; Gen. Kelley, 3,592; Mr. Kreindler, 4,500; Mr. Poses, 42,998; and all directors and executive officers as a group, 120,684.

                               ----------------------
     The Company's directors and officers are required to file reports with the Securities and Exchange Commission relating to their ownership of the Company's equity securities. During 1994, a report filed by Nancy A. Garvey, Vice
President and Treasurer of the Company, was amended to include previously-omitted shares held under the Dividend Reinvestment Plan and a report relating to an option grant to Mr. Bossidy was inadvertently filed after the due date.

                             EXECUTIVE COMPENSATION

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

     The Management Development and Compensation Committee of the Board of Directors (the 'Committee'), subject to the approval of the Board of Directors, determines the compensation of the Company's executive officers and oversees the administration of executive compensation programs. The Committee is composed solely of independent directors.

Executive Compensation Policies and Programs

     The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareowner returns by achieving aggressive goals. The programs link each executive's compensation directly to performance. A significant portion of each executive's compensation is dependent upon the appreciation of the Common Stock and meeting financial goals and other individual performance objectives.

     There are three basic components to this 'pay for performance' system: base pay; annual incentive bonus; and long-term, equity-based incentive compensation (primarily stock options). Each component is addressed in the context of competitive conditions. In determining competitive compensation levels, the Company analyzes information from several independent surveys which include information regarding comparably-sized industrial companies. Since the Company's market for executive talent extends beyond its own industries, the survey data include companies outside the industrial classifications represented in the Composite Group Index referred to below under 'Performance Graph.'

     Base pay. Base pay is designed to be competitive within 20% above or below median salary levels at other large industrial companies for equivalent positions. The executive's actual salary relative to this competitive framework will vary based on individual performance and the individual's skills, experience and background.

     Annual incentive bonus. In 1994, each executive was eligible to receive an annual cash bonus. The 'target' level for that bonus, like the base salary level, was set with reference to competitive conditions. These target levels, which were somewhat above median levels, were intended to motivate the Company's executives by providing substantial bonus payments for the achievement of aggressive goals. The actual amount paid was determined by performance. Whether that payment was above or below target depended on two factors: first, financial performance, which was measured against objectives established for net income, cash flow and productivity increases; and second, the individual executive's performance against other specific management objectives such as improving customer satisfaction or negotiating strategic business alliances. Financial objectives were given greater weight than other management objectives in determining bonus payments. The types and relative importance of specific financial and other business objectives varied among the Company's executives depending on their positions and the particular operations or functions for which they were responsible.

     Long-term, equity-based incentive compensation. The long-term, equity-based compensation program is tied directly to shareowner return. The executive is rewarded if the shareowners receive the benefit of appreciation in the price of the Common Stock. Under the program, long-term incentive compensation has consisted of stock options and restricted units. The options are granted in tandem with limited stock appreciation rights, which are designed to provide the executive with an economic benefit comparable to that available to all shareowners in the event of a tender offer for the Company's shares, a change in control or similar event. The Company periodically grants new awards to provide continuing incentives for future performance, without regard to the number of outstanding awards. Like the annual bonus, the target award is set with regard to competitive considerations, but each individual's actual award is based upon the individual's performance, potential for advancement, leadership ability and commitment to the Company's total quality program.

     The principal purpose of the long-term incentive compensation program is to encourage the Company's executives to enhance the value of the Company and, hence, the price of the Common Stock and the shareowners' return. In addition, this component of the compensation system (through extended vesting) is designed to create an incentive for the individual to remain with the Company. In order to enhance the retention incentive, long-term awards occasionally are made which vest over periods longer than the customary three or four years for options and restricted units, respectively.

     In order to align more closely the interests of the Company's executives with those of its shareowners, the Committee has phased out the use of annual restricted unit awards and has decided that unit grants after 1994 will be made only to a limited number of senior executives, primarily as a retention incentive.

     The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code (the 'Code') of compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment. Accordingly, amendments were adopted, with shareowner approval, to the Company's 1993 Stock Plan and Incentive Compensation Plan to allow compensation paid thereunder generally to be deductible, although certain compensation paid to some executives may not be deductible. As described below, in response to competitive salary levels and to retain the services of Mr. Bossidy as Chairman and Chief Executive Officer through his retirement, the Board of Directors approved an amended long-term employment agreement for Mr. Bossidy. Some of the compensation under that agreement may not be deductible, depending on amounts deferred.

Annual Reviews

     Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of shareowner value, as well as the competitiveness of the programs. The Committee determines what changes, if any, are appropriate in the compensation programs. In conducting this annual review, the Committee considers information provided by the Chief Executive Officer and the Senior Vice President-Human Resources and uses surveys and reports prepared by independent compensation consultants.

     The Committee annually reviews with the Chief Executive Officer the individual performance of each of the other executive officers and the Chief Executive Officer's recommendations with respect to the appropriate compensation awards. With Board authorization, the Committee approves salary actions and determines the amount of annual bonus and the number of long-term, equity-based awards for each officer. The Committee also reviews with the Chief Executive Officer the financial and other objectives for each of the senior executive officers for the following year.

     In 1994, awards to executive officers as a group reflected the overall financial performance of the Company, which represented substantially improved income from operations and net income and achievement of the Company's operating earnings per share goals, as well as improved productivity and working capital turns. Awards to individuals also reflected performance against their specific management objectives.

Chief Executive Officer

     In May 1994, the Board of Directors, based upon the recommendation of the Committee, approved an amended long-term employment agreement with Mr. Bossidy, which extends until April 1, 2000. The Committee believed that Mr. Bossidy's performance as Chief Executive Officer since he joined the Company in July 1991 has been critical to the Company's success. Financial results for 1993 reflected improvement over 1991 results in net income (up by 92%), operating earnings per share (up by 85%), free cash flow ($365 million positive in 1993 compared to a net cash outflow of $195 million in 1991), return on equity (up by 195%) and market capitalization (up by 208%). The Committee also believed that Mr. Bossidy's continued employment with the Company was essential to sustain the initiatives that enabled the Company to achieve this performance. Accordingly, the Committee concluded, and the Board concurred, that it was appropriate to update the terms of his employment to make them competitive with compensation packages then being offered to the nation's most highly-regarded, sought-after chief executives and to extend the term of his agreement until his normal retirement date. The agreement reflected Mr. Bossidy's commitment to remain with the Company for the balance of his career.

     The agreement provides for an annual base salary from June 1, 1994 through retirement of $2,000,000 and a continued minimum target incentive bonus after 1994 of 80% of base salary. The agreement guaranteed a 1994 bonus of at least $1,850,000 if financial targets for the year were met. The 1994 financial results included an 8% increase in sales and a 16% increase in operating earnings per share, with both sales and earnings at record levels, an improvement of 14% in operating margins and 6.2% in productivity, and the generation of positive cash flow of $302 million. Based on this overall financial performance, as well as several strategic acquisitions and ventures and new total quality initiatives, the Committee awarded Mr. Bossidy a bonus of $2,000,000.

     The Committee also decided to make a significant, one-time grant of options and restricted units in lieu of future annual grants in order to maximize Mr. Bossidy's ownership interest at this stage in his tenure and provide a more significant incentive to sustain targeted performance levels. The agreement provided for the grant of 1,500,000 options, 10% of which vest annually beginning May 6, 1995, and 250,000 restricted units. All unvested options and the restricted units vest on the earlier of Mr. Bossidy's reaching age 65 or April 1 of the year following three consecutive years of at least 15% annual growth in the Company's consolidated earnings per share beginning with 1994. The agreement also provided for the grant of an additional 125,000 restricted units, 50,000 of which vest only if the Company achieves at least 15% annual growth in consolidated earnings per share for four consecutive years and 75,000 of which vest only if the Company achieves such growth for five consecutive years. These grants are designed to link Mr. Bossidy's long-term incentive compensation to the Company's performance and further align his interests with those of the shareowners.

     In early 1994, prior to consideration of the amended agreement, the Committee awarded Mr. Bossidy options and restricted units under the Company's long-term incentive compensation program. The awards reflected the Committee's assessment of performance and the value of awards being made to chief executives of other large industrial corporations.

                               ----------------------

     Members of the Management Development and Compensation Committee:

Delbert C. Staley, Chairman              Robert P. Luciano
Hans W. Becherer                         John R. Stafford
William R. Haselton

                             *         *         *

     Note: Numbers in the following tables have been adjusted as appropriate to reflect the two-for-one split of the Common Stock in March 1994.

SUMMARY COMPENSATION TABLE

     The following table contains information concerning the most highly compensated executive officers of the Company, as required under applicable rules of the Securities and Exchange Commission.

                           SUMMARY COMPENSATION TABLE

                                   Annual Compensation              Long-Term Compensation
                                                                    Restricted    Securities
Name and Principal                                  Other Annual       Unit       Underlying    All Other
     Position      Year     Salary       Bonus      Compensation     Awards(1)    Options(#)  Compensation(2)
- ------------------ ----   ----------   ----------   ------------   -------------  ---------   --------------
Lawrence A.        1994   $1,625,000   $2,000,000     $  7,260     $   8,756,250  1,800,000    $    858,589
  Bossidy          1993    1,100,000    1,500,000       68,698(3)        343,450    300,000         412,590
  Chairman of the  1992    1,016,667    1,250,000       53,544(3)        459,900    300,000         388,512
  Board and Chief
  Executive
  Officer
Frederic M. Poses  1994      450,000      525,000       18,717            82,925    120,000          55,305
  Executive Vice   1993      430,000      425,000       --               141,707    130,000          53,709
  President        1992      410,000      370,000       --               213,525    127,900          52,113
  (Engineered
  Materials)
Daniel P. Burnham  1994      416,670      390,000       65,903            82,925    120,000          70,485
  Executive Vice   1993      392,500      340,000       39,225           141,707    130,000         320,610
  President        1992      375,000      290,000       27,455           208,050    124,650         151,222
  (Aerospace)
John W. Barter     1994      412,500      390,000          937            49,600     72,000          49,285
  Executive Vice   1993      387,500      345,000       --                91,564     84,000          47,287
  President        1992      370,000      300,000       --               136,875     82,000          45,889
  (Automotive)(4)
Peter M. Kreindler 1994      385,000      340,000          880            45,725     66,000          37,468
  Senior Vice      1993      367,500      305,000       --                76,104     70,000          36,766
  President,       1992      350,000      265,000       --               335,925    175,450          20,365
  General Counsel
  and Secretary(5)

- ------------

(1) Restricted unit awards, valued on the date of the award, entitle the holder to receive one share of Common Stock for each unit when the unit vests. (A portion of the unit may be paid in cash to cover applicable taxes.) All units reflected in the table vest in equal annual installments on January 1 of each of the four years following the award, except for 250,000 units included for Mr. Bossidy, which vest as described under 'Report of the Management Development and Compensation Committee.' The total number of units held and their value at the end of 1994 were as follows: Mr. Bossidy, 741,696 units ($25,217,664); Mr. Poses, 50,134 units ($1,704,556); Mr.
    Burnham,  43,608 units ($1,482,672); Mr.  Barter, 39,980 units ($1,359,320);
    and Mr. Kreindler, 10,146 units ($344,964). Common Stock dividend equivalents are payable on each unit.

(2) Amounts shown for 1994 consist of matching contributions made by the Company under the savings plan and supplemental savings plan: for Mr. Bossidy, $65,004; Mr. Poses, $36,000; Mr. Burnham, $33,340; Mr. Barter, $33,000; and
    Mr. Kreindler, $15,408; and the value of life insurance premiums: for Mr. Bossidy, $793,585; Mr. Poses, $19,305; Mr. Burnham, $37,145; Mr. Barter, $16,285; and Mr. Kreindler, $22,060. The amount included for Mr. Bossidy reflects additional coverage due to the increase in his base salary, as well as a change in the method of valuing life insurance premiums paid with respect to certain policies which provide for repayment of premiums to the Company. The maximum potential value of those policies is calculated, in line with current SEC directions, as if the 1994 premiums were advanced without interest until the time the Company expects to recover the premiums, as contrasted to the increase in policy cash value used in prior years.

(3) For   1993,   includes  $27,420   for  estate   planning  and   $20,143  for
    Company-provided transportation; for 1992, includes $19,850 for financial planning and $22,956 for Company-provided transportation.

(4) Mr. Barter served as Senior Vice President and Chief Financial Officer until October 1994.

(5) Mr. Kreindler became Secretary in December 1994.

OPTION TABLES

     The following tables contain information concerning stock options, all of which were granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        Number of       % of Total
                                        Securities       Options
                                        Underlying      Granted to     Exercise                  Grant Date
                                         Options       Employees in     Price      Expiration      Present
                Name                     Granted       Fiscal Year      ($/Sh)        Date        Value(1)
- ------------------------------------   ------------    ------------    --------    ----------    -----------
Lawrence A. Bossidy.................       300,000(2)       4.4         $ 38.75       1/16/04    $ 3,196,875
                                         1,500,000(3)      22.2           34.38        5/5/04     14,181,750
Frederic M. Poses...................       120,000(2)       1.8           38.75       1/16/04      1,278,750
Daniel P. Burnham...................       120,000(2)       1.8           38.75       1/16/04      1,278,750
John W. Barter......................        72,000(2)       1.1           38.75       1/16/04        767,250
Peter M. Kreindler..................        66,000(2)       1.0           38.75       1/16/04        703,313

- ------------

(1) Options are valued using a Black-Scholes-based formula. The formula assumes historic five year average volatility and dividend yield, a 7% risk-free return and a ten-year option period. No adjustments are made for risk of forfeiture or, where applicable, non-transferability. Options will have no actual value unless, and then only to the extent that, the Common Stock price appreciates from the grant date to the exercise date. If the named officers realize the grant date values, total shareowner value will have appreciated by approximately $2.8 billion, and the value of the named officers' options will be less than 0.8% of the total shareowner appreciation.

(2) These options are exercisable in cumulative installments of 40% commencing on January 1, 1995 and 30% on each of January 1, 1996 and 1997. Limited stock appreciation rights ('LSARs') granted in tandem with the options provide that in the event of a tender offer for the Company's shares, a change in control or similar event, a cash payment will be made within 90 days equal to the difference between the option exercise price and a price for the Common Stock related to the event, and the corresponding options will expire. Although the Committee has discretion to grant, in exchange for the surrender of an outstanding option, a new option with a price different from the surrendered option, it has not done so and has no present intention of doing so.

(3) This option is exercisable in cumulative installments of 10% per year for five years commencing on May 6, 1995 and will fully vest on the earlier of Mr. Bossidy's reaching age 65 or April 1 of the year following the Company's achievement of at least 15% growth in consolidated earnings per share for three consecutive years. The option is accompanied by tandem LSARs.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                           Number of Securities         Value of Unexercised
                                 Shares                   Underlying Unexercised        In-the-Money Options
                               Acquired on                 Options at Year-End               at Year-End
                                Exercise      Value     --------------------------   ---------------------------
Name                               (#)       Realized   Exercisable  Unexercisable   Exercisable   Unexercisable
- ------------------------------ -----------  ----------  -----------  -------------   -----------   -------------
Lawrence A. Bossidy...........    --        $   --        480,000      2,220,000     $ 4,374,600    $  3,524,000
Frederic M. Poses.............    32,500     1,059,260    294,266        261,370       3,082,406         766,226
Daniel P. Burnham.............    --            --        243,370        269,144       2,365,923         873,093
John W. Barter................    --            --        270,736        162,000       3,445,210         470,916
Peter M. Kreindler............    12,500       439,788     50,634        180,634         160,362         763,112

LONG-TERM INCENTIVE PLAN AWARDS TABLE

     The following table contains information relating to certain restricted unit awards made to Mr. Bossidy in May 1994 pursuant to his employment agreement and which are not included in the Restricted Unit Awards column of the Summary Compensation Table in accordance with rules of the Securities and Exchange Commission.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                          Performance or Other
                                                                  Number of                   Period Until
Name                                                         Restricted Units(1)          Maturation or Payout
- ----------------------------------------------------------   -------------------          --------------------
Lawrence A. Bossidy.......................................          50,000                      4/1/98(2)
                                                                    75,000                      4/1/99(3)

- ------------

(1) Subject to the performance conditions set forth below, each unit entitles Mr. Bossidy to one share of Common Stock (or, in the Committee's discretion, the cash equivalent in lieu of all or part of the shares). Common Stock dividend equivalents and amounts equivalent to interest thereon will accrue and be paid out only on vesting of the restricted units.

(2) These units vest on April 1 of the year following the Company's achievement of four consecutive years of at least 15% annual growth in consolidated earnings per share; the earliest possible vesting date is April 1, 1998.

(3) These units vest on April 1 of the year following the Company's achievement of five consecutive years of at least 15% annual growth in consolidated earnings per share; the earliest possible vesting date is April 1, 1999.

PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return on the Common Stock to the total returns on the Standard & Poor's 500 Stock Index and a composite index of corporations in the same industries as the Company (the 'Composite Group Index').

                              [PERFORMANCE GRAPH]

                        1990    1991      1992   1993    1994

Company Common Stock     81.9   139.6    196.0   260.3  228.3
S&P 500                  96.9   126.4    136.0   149.8  151.7
Composite Group          93.9   123.0    133.9   154.7  166.2

     In each case, a $100 investment on December 31, 1989 and reinvestment of all dividends are assumed. Returns are at December 31 of each year.

                               ----------------------

     The Composite Group Index combines the total returns on the published Dow Jones indices for the Aerospace & Defense, Automobile Parts & Equipment Excluding Tire and Rubber Makers, and Chemical Groups. The total return for the Composite Group Index is calculated by adding the products obtained from separately multiplying the total return for each of the three Dow Jones groups by the total market capitalization of the companies included in that group and dividing by the total market capitalization of the companies included in the three groups. This calculation is made for each year using stock market capitalization data as of the beginning of the year provided to the Company by Dow Jones. Shareowners may obtain this data from the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962.

RETIREMENT BENEFITS

     The following table illustrates the estimated annual pension benefits which would be provided on retirement at age 65 under the Company's Retirement Program (the 'Pension Plan') and an unfunded supplemental retirement plan (the 'Supplemental Plan'), after applicable deductions for Social Security benefits, to salaried employees having specified average annual remuneration and years of service.

                                 PENSION TABLE

  Average                                Years of Service
  Annual         ----------------------------------------------------------------
Remuneration        5            10           15            20          25 - 30
- ------------     --------     --------     --------     ----------     ----------
  $500,000       $ 41,191     $ 91,191     $141,191     $  191,191     $  241,191
   700,000         61,191      131,191      201,191        271,191        341,191
   900,000         81,191      171,191      261,191        351,191        441,191
 1,100,000        101,191      211,191      321,191        431,191        541,191
 1,500,000        141,191      291,191      441,191        591,191        741,191
 2,000,000        191,191      391,191      591,191        791,191        991,191
 2,800,000        271,191      551,191      831,191      1,111,191      1,391,191
 3,100,000        301,191      611,191      921,191      1,231,191      1,541,191

     The benefit amounts shown in the Pension Table are computed on a straight life annuity basis. At January 1, 1995, the following individuals had the indicated number of years of credited service for pension purposes: Mr. Bossidy, 3.6; Mr. Poses, 25.33; Mr. Burnham, 12.67; Mr. Barter, 18.83; and Mr. Kreindler, 3.0.

     The amounts in the Salary and Bonus columns of the Summary Compensation Table for 1994 would be included in computing remuneration for pension purposes. Average annual remuneration under the Pension Plan is calculated based on the highest paid 60 consecutive months of an employee's last 120 months of employment.

     Under his employment agreement, Mr. Bossidy is entitled to receive a retirement benefit, commencing on termination of employment at age 62 or later, equivalent to 60% of his final average compensation (based on his highest three years of salary and bonus) payable annually for his lifetime, and 30% of his final average compensation payable annually thereafter to his surviving spouse for her lifetime. If Mr. Bossidy dies prior to retirement, a benefit equivalent to 30% of his final average compensation will be paid for his surviving spouse's lifetime. Benefits under the agreement will be reduced for retirement before age 62 and by any retirement benefits payable under the Pension Plan and
Supplemental Plan, any survivor benefit payable under the Company's executive life insurance program and, under certain circumstances, benefits payable under pension plans of his former employer.

EMPLOYMENT AND TERMINATION ARRANGEMENTS

     Mr. Bossidy's agreement with the Company was amended in 1994 and provides for his employment through April 1, 2000 at a salary of $2,000,000 per year, a target annual incentive bonus of at least 80% of salary, and the one-time grant of 1,500,000 stock options and 375,000 restricted units. For further information regarding Mr. Bossidy's bonus and the terms of the options and restricted units, see 'Report of the Management Development and Compensation Committee.' The agreement also provides for benefits on retirement which are described under 'Retirement Benefits.' The Company has assumed obligations for certain life insurance policies and will be reimbursed from the proceeds of the policies for premiums it pays; the value of these premiums is reflected in the Summary Compensation Table.

     Under the Severance Plan for Senior Executives (the 'Plan'), the executives named in the Summary Compensation Table would be entitled to payments equivalent to base salary and annual incentive bonus (and continuation of certain benefits, such as group life and medical insurance coverage) for a period of 36 months (or a lump sum payment following a change in control) if their employment is terminated other than for 'gross cause' (which includes fraud and criminal conduct). Payments would not continue after an executive reaches age 65. The Plan provides for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under Section 280G of the Internal Revenue Code. Payments subject to the excise tax would not be deductible by the Company.

                  2 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, which is composed entirely of independent directors, the Board of Directors has appointed Price Waterhouse LLP ('Price Waterhouse') as independent accountants for the Company to audit its consolidated financial statements for 1995 and to perform audit-related services, including review of the Company's quarterly interim financial information and periodic reports and registration statements filed with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. Price Waterhouse also performs non-audit services for the Company.

     The Board has directed that the appointment of Price Waterhouse be submitted to the shareowners for approval. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval. If the shareowners do not approve, the Audit Committee and the Board will reconsider the appointment.

     Price Waterhouse has audited the consolidated financial statements of the Company and its predecessor, Allied Corporation, since 1969. Total fees for services rendered by Price Waterhouse in 1994 to the Company and its subsidiaries worldwide were approximately $11,500,000.

     The Company has been advised by Price Waterhouse that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS.

                     3 -- SHAREOWNER PROPOSAL REGARDING THE
                        ELECTION OF DIRECTORS BY CLASSES

     The National Electrical Benefit Fund, 1125 15th Street, N.W., Washington, DC 20005, the owner of 75,000 shares of Common Stock, has notified the Company of its intention to introduce the proposal set forth below for consideration and action by the shareowners at the Annual Meeting. The proposed resolution and supporting statement were provided by the proponent. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval of the proposal.

                               ----------------------
          'BE IT RESOLVED: That the shareholders of AlliedSignal Inc. ('Company') urge that the Board of Directors take the necessary steps to declassify the Board of Directors for the purpose of director elections. The declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected.'

                              SUPPORTING STATEMENT

          'The  election of  corporate directors  is the  primary avenue  in the
     American  corporate  governance  system   for  shareholders  to   influence
     corporate affairs and exert accountability on management.

          'Therefore,   as  shareholders  concerned  about   the  value  of  our
     investment, we are very disturbed by our Company's current system of electing only one-third of the Board of Directors each year. We believe this staggering of director terms prevents shareholders from annually registering their views on the performance of the Board collectively and each director individually.

          'Staggered boards can help insulate directors and senior executives from the consequences of poor performance by denying shareholders the opportunity to replace an entire board which is pursuing failed policies.

          'Concerns that the annual election of all directors would leave the Company without experienced Board members in the event that all incumbents are voted out is unfounded. If the owners should choose to replace the entire board, it would be obvious that the incumbent directors' contributions were not valued.

          'We believe that allowing shareholders to annually register their views on the performance of the Board collectively and each director individually is one of the best methods to insure that our Company will be managed in the best interests of the shareholders.'

BOARD OF DIRECTORS' RECOMMENDATION -- THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREOWNERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Company's current system of electing directors by classes was approved by the shareowners in 1985. Under this method, as provided in the Company's Certificate of Incorporation and By-laws, approximately one-third of the directors are elected annually by the shareowners.

     For the reasons indicated below, it is the Board's opinion that the classified Board serves the Company and its shareowners well. The Board does not believe that directors elected to a classified Board are any less accountable to shareowners than they would be if elected annually, since the same standards of performance apply regardless of the term of service.

     With the classified Board, the likelihood of continuity and stability in the Board's business strategies and policies is enhanced since generally two-thirds of the directors at all times will have had prior experience and familiarity with the business and affairs of the Company. This enables the directors to build on past experience and plan for a reasonable period into the future.

     The classified Board is intended to encourage persons who may seek to acquire control of the Company to initiate such action through negotiations with the Board. At least two meetings of shareowners would generally be required to replace a majority of the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of directors would give the Board sufficient time to review any takeover proposal, study appropriate alternatives and achieve the best results for all shareowners. The Board believes that although a classified board enhances the ability to negotiate favorable terms with a proponent of an unfriendly or unsolicited proposal, it does not necessarily discourage takeover offers.

     Adoption  of this  proposal would  not in  itself eliminate  the classified
Board. Further action by the shareowners would be necessary to amend the Certificate of Incorporation and By-laws, with an 80% vote of the outstanding shares entitled to vote required for approval.

     A proposal to eliminate the classified Board of Directors was previously considered at Annual Meetings in 1990 and 1991 and was defeated by the holders of more than two-thirds of the votes cast on each occasion. The Board continues to believe that the classified Board is in the best interest of the shareowners and that the shareowners should oppose efforts to eliminate it.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                             ADDITIONAL INFORMATION

OTHER ACTION AT THE MEETING

     The Board of Directors was not aware within a reasonable time before this solicitation of any other matter to be presented for action at the Annual
Meeting. If any additional matters are properly presented, the shares represented by a properly signed proxy card will be voted in accordance with the judgment of the persons named on the proxy card.

     Under the Company's By-laws, a shareowner of record entitled to vote at the Annual Meeting who intends to make a nomination for the election of directors at the meeting must give the Secretary of the Company written notice of such intention in accordance with the prescribed procedure. In general, the By-law procedure (the full provisions of which govern) requires that the notice be received at the Company's headquarters not less than 30 nor more than 60 days prior to the meeting and that it set forth the shareowner's name, address and number of shares of Common Stock beneficially owned, together with information about the candidate that would be required in a proxy statement and the candidate's written consent to be nominated and to serve if elected. Nominations not made in accordance with the procedure prescribed in the By-laws must be disregarded.

COST OF SOLICITATION

     The cost of solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. The Company will also reimburse persons holding stock in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company has retained Morrow & Co., New York, New York, at an approximate total cost of $25,000, plus out-of-pocket expenses, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication.

SHAREOWNER PROPOSALS FOR 1996 ANNUAL MEETING

     Shareowners may submit proposals on matters appropriate for shareowner action at the Company's annual meetings, consistent with regulations adopted by the Securities and Exchange Commission. Proposals to be considered for inclusion in the Proxy Statement for the 1996 Annual Meeting must be received by the Company not later than November 10, 1995. Proposals should be directed to the attention of the Secretary, AlliedSignal Inc., P.O. Box 4000, Morristown, New Jersey 07962.

                               ----------------------
     Shareowners are urged to send in their proxies without delay.

                                         By Order of the Board of Directors

                                              PETER M. KREINDLER
                                              Senior Vice President,
                                                General Counsel and Secretary

March 10, 1995

                       DIRECTIONS TO COMPANY HEADQUARTERS
                    101 COLUMBIA ROAD, MORRIS TOWNSHIP, N.J.

                                    [AREA MAP]


    FROM RTE. 80 (EAST OR WEST) AND RTE. 287 SOUTH:
   Take Rte. 80 to Rte. 287 South to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

    FROM RTE. 287 NORTH:
   Take Rte. 287 North to Exit 37 (Rte. 24 East -- Springfield). Follow Rte. 24 East to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

    FROM NEWARK INTERNATIONAL AIRPORT:
   Take Rte. 78 West to Rte. 24 West (Springfield -- Morristown). Follow Rte. 24 West to Exit 2A (Rte. 510 West -- Morristown), which exits onto Columbia Road. At second traffic light, make left into AlliedSignal.

                                     [LOGO]

                         NOTICE OF 1995 ANNUAL MEETING
                              AND PROXY STATEMENT

                               APPENDIX 1
                       BANK OF NEW YORK PROXY CARD

                                                                           PROXY
[LOGO]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
                ANNUAL MEETING OF SHAREOWNERS -- APRIL 24, 1995

    The undersigned hereby appoints LAWRENCE A. BOSSIDY and PETER M. KREINDLER as proxies (each with power to act alone and with full power of substitution) to vote, as designated herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 24, 1995, and at any and all adjournments thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Meeting and any and all adjournments thereof.

                               ------------------

    Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Russell E. Palmer, Ivan G. Seidenberg, Andrew C. Sigler and Thomas P. Stafford.

      NOTE: After signing, please insert this Proxy in the            ALLIEDSIGNAL, INC.
      enclosed envelope so that the address at right shows            P.O. BOX 11010
      through the window.                                             NEW YORK, N.Y. 10203-0010

    IF PROPERLY SIGNED, DATED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSAL 2 AND 'AGAINST' PROPOSAL 3.

                                  (SPECIFY CHOICES AND SIGN ON THE REVERSE SIDE)

[      ]

PLEASE COMPLETE (X) IN BLUE OR BLACK INK.

A VOTE 'FOR' PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. Election of Directors (see list on other side)

FOR all [X]       WITHHOLD AUTHORITY [X]       EXCEPTION [X]
nominees          to vote for all nominees     (see
                                               instruction
                                               to the right)

2. Appointment of Independent Accountants

FOR [X]   AGAINST [X]   ABSTAIN [X]

Instruction: To withhold authority to vote for any individual nominee(s), mark the 'Exception' box and write the name(s) on the line below.

A VOTE 'AGAINST' PROPOSAL 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

3. Shareowner proposal regarding the Election of Directors by Classes

FOR [X]   AGAINST [X]   ABSTAIN [X]

Please complete (X) if you want your vote kept confidential under [X] the policy described on page 1 of the Proxy Statement.


.............................................................

Please complete (X) if you:

Plan to attend the Annual Meeting [X]

Have written comments on this card [X]

PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. JOINT
OWNERS SHOULD ALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES
AND OTHERS ACTING IN A REPRESENTATIVE CAPACITY SHOULD
INDICATE TITLE WHEN SIGNING.



Dated...................................................., 1995
                     (Please Insert Date)

Signed.......................................................

.............................................................

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE
ENCLOSED ENVELOPE.

                               APPENDIX 2
                         SAVINGS PLAN PROXY CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL SAVINGS PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 24, 1995, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                           -------------------------
     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Russell E. Palmer, Ivan G. Seidenberg, Andrew C. Sigler and Thomas P. Stafford.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSAL 2 AND 'AGAINST' PROPOSAL
3. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

- -------------------------------------------------------------------------------
A VOTE 'FOR' PROPOSALS 1 AND 2 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:
- -------------------------------------------------------------------------------
1. Election of Directors (see list on other side)

[ ]   FOR all nominees                         [ ] WITHHOLD AUTHORITY
      (except as noted below)                      to vote for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below.

...............................................................................

2. Appointment of Independent Accountants
FOR [ ]      AGAINST  [ ]     ABSTAIN  [ ]

- -------------------------------------------------------------------------------
A VOTE 'AGAINST' PROPOSAL 3 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:
- -------------------------------------------------------------------------------
3. Shareowner proposal regarding the Election of Directors by Classes
FOR [ ]      AGAINST  [ ]     ABSTAIN  [ ]

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS.

Dated...................................................,1995
                    (Please Insert Date)

Signed.......................................................

                               APPENDIX 3
                         THRIFT PLAN PROXY CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL THRIFT PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 24, 1995, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                           -------------------------
     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Russell E. Palmer, Ivan G. Seidenberg, Andrew C. Sigler and Thomas P. Stafford.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSAL 2 AND 'AGAINST' PROPOSAL
3. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

- -------------------------------------------------------------------------------
A VOTE 'FOR' PROPOSALS 1 AND 2 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:
- -------------------------------------------------------------------------------
1. Election of Directors (see list on other side)

[ ]   FOR all nominees                         [ ] WITHHOLD AUTHORITY
      (except as noted below)                      to vote for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below.

................................................................................

2. Appointment of Independent Accountants
FOR [ ]      AGAINST  [ ]     ABSTAIN  [ ]

- -------------------------------------------------------------------------------
A VOTE 'AGAINST' PROPOSAL 3  IS RECOMMENDED BY THE
BOARD OF DIRECTORS:
- -------------------------------------------------------------------------------
3. Shareowner proposal regarding the Election of Directors by Classes
FOR [ ]      AGAINST  [ ]     ABSTAIN  [ ]

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS.

Dated...................................................,1995
                    (Please Insert Date)

Signed.......................................................

                               APPENDIX 4
                     TRUCK BRAKE SYSTEMS PROXY CARD

                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC. PURSUANT TO THE ALLIEDSIGNAL TRUCK BRAKE SYSTEMS COMPANY SAVINGS PLAN (THE
                                    'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 24, 1995, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

                           -------------------------
     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Russell E. Palmer, Ivan G. Seidenberg, Andrew C. Sigler and Thomas P. Stafford.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSAL 2 AND 'AGAINST' PROPOSAL
3. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]

- -------------------------------------------------------------------------------
A VOTE 'FOR' PROPOSALS 1 AND 2 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:
- -------------------------------------------------------------------------------
1. Election of Directors (see list on other side)

[ ]   FOR all nominees                         [ ] WITHHOLD AUTHORITY
      (except as noted below)                      to vote for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below.

...............................................................................

2. Appointment of Independent Accountants
FOR [ ]      AGAINST  [ ]     ABSTAIN  [ ]

- -------------------------------------------------------------------------------
A VOTE 'AGAINST' PROPOSAL 3 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:
- -------------------------------------------------------------------------------
3. Shareowner proposal regarding the Election of Directors by Classes
FOR [ ]      AGAINST  [ ]     ABSTAIN  [ ]

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS.

Dated...................................................,1995
                    (Please Insert Date)

Signed.......................................................

                               APPENDIX 5
                               SP LETTER


[LOGO]                              AlliedSignal Inc.
                                    P.O. Box 3000
                                    Morristown, NJ 07962-2496

LARRY BOSSIDY
Chairman and
Chief Executive Officer

                                                              March 10, 1995

Dear Plan Participant:

Thanks to the hard work and commitment of AlliedSignal's employees, 1994 was another good year for the Company, with sales and earnings rising significantly to record levels. In recognition of this performance, the common stock dividend has been increased by 16% for the third consecutive year. I am delighted that participants in the savings plans are benefiting from this higher income from their shares.

Enclosed is a meeting notice and proxy statement for the 1995 Annual Meeting of Shareowners. As a plan participant, you are entitled to instruct the Trustee, State Street Bank and Trust Company, how to vote the AlliedSignal shares attributable to your plan account. The proxy statement includes the proposals to be voted on, as well as the recommendations of the Board of Directors. A card requesting your confidential voting instructions is enclosed for your use.

This is your opportunity to have the plan shares voted in accordance with your wishes. All votes are important, and I urge you to exercise your right to vote by completing the instruction card at your earliest convenience.

If you own AlliedSignal shares other than through the plans, you will receive a separate proxy card for those shares. In order to vote all your shares, you should return your plan instruction card in the enclosed envelope to the Trustee, and return any proxy card you receive for other shares in the separate envelope provided with that card.

I look forward to your continuing support as we work together to make 1995 even better than 1994.

                                                              Sincerely,

                                                              LARRY BOSSIDY
Enclosures